Exhibit 10.8b

                            Equipment Schedule No. 1
   to the Master Lease Agreement (the "Lease") dated December 21, 2003 between The Walden Asset Group, LLC ("Lessor") and Playboy Entertainment Group, Inc.
********************************************************************************

This Equipment Schedule, incorporating by reference the terms and conditions of the Lease, constitutes a separate instrument of lease between Lessor, as lessor, Playboy Enterprises, Inc., as guarantor, and Playboy Entertainment Group, Inc., as lessee, herein "Lessee".

Equipment Description & Defined Terms: Various High Definition Television related Equipment and other Equipment as acquired by the Lessor including all packing material, connections, cabling, and instructional manuals with an Estimated Lessor's Cost of $14,800,000. The final costs and the detailed list of Equipment will be set out in the Acceptance Certificate.

Installation Locations:  3030 Andrita Street, Los Angeles, California 90065.

Lease Term:  60 Months, plus any extension term (collectively, the "Term").

Lease Factor:           Factor Type      Lease Rate
-------------           -----------      ----------
                        Monthly          1.7102%
                        Daily            0.00293% (interest rate for interim
                                         period only).

Commencement Date: The date on which the Equipment which is subject to this Lease is installed and accepted under this Lease. Each separate Equipment Schedule shall have its own Commencement Date.

Basic Rent: Lessee shall pay to the Lessor or its Assignee, as "Basic Rent" on the Commencement Date (but only if the Commencement Date occurs on the First Basic Rent Date) and on each successive Basic Rent Date after the Commencement Date, an amount equal to the Monthly Lease Factor multiplied by Lessor's Cost of each item of Equipment. In addition, on the Commencement Date (unless the Commencement Date occurs on the First Basic Rent Date), Lessee shall pay to Lessor an amount equal to the product of (i) the Daily Lease Factor, multiplied by (ii) Lessor's Cost of each applicable item of Equipment, multiplied by (iii) the number of days from, and including, the Commencement Date to, and including, the last day of the month in which the Commencement Date occurs.

Basic Rent Dates: The first day of each of 60 successive months commencing with and including the First Basic Rent Date (for a total of 60 Basic Rent Dates, each one month apart) and the first day of each month thereafter during the term of any extension to this Equipment Schedule.

First Basic Rent Date: The first day of the calendar month following Lessee's acceptance of all of the Equipment subject to this Lease.

Expiration Date: The later of (i) the last day of the month in which the 60th Basic Rent Date occurs or (ii) the last day of any extension of the Lease.

Lessor's Cost: The total anticipated Lessor's Cost is $14,800,000.00. Lessee and Lessor may mutually agree to changes in this dollar level and further stipulate that any changes agreed to will be reflected in the Acceptance Certificate.

Casualty Value: The Casualty Value from time to time of any item of Equipment subject to this Lease shall be payable to Lessor or its Assignee and shall be an amount equal to the product of (i) the Lessor's Cost of such item of Equipment times (ii) the prorated percentage indicated in the table on the attached Exhibit A.

The Casualty Value for any Event of Loss during a Basic Rent Date period shown shall be a pro-rata amount as set forth on the attached Exhibit A. The Casualty Value of the Equipment will be reduced by .75% during each month of any extension to this Lease.

Security Deposit: To secure the prompt payment and performance as and when due of all obligations and indebtedness of Lessee (or any guarantor of Lessee) to Lessor under the Lease, Lessee: (1) shall pay to Lessor, concurrently with the execution of this Equipment Schedule, a security deposit in an amount calculated as ten percent (10%) of Lessor's Cost; and (2) hereby grants Lessor a security interest in the cash comprising the security deposit from time to time, and all proceeds (cash and non-cash) thereof, including any account into which such cash may be deposited (collectively, the "Security Deposit"), and Lessee hereby authorizes Lessor to file Uniform Commercial Code financing statements and amendments thereto describing such collateral and containing any other information required by the applicable Uniform Commercial Code. Any interest accrued with respect to the cash comprising the security deposit from time to time shall be for the account of Lessor and shall not be added to the security deposit. Upon indefeasible payment and performance in full of all obligations of Lessee under this Agreement and all Schedules executed pursuant hereto (except with respect to unidentified inchoate indemnity or expense reimbursement obligations), Lessor shall promptly (and in any event within seven (7) Business
Days) terminate the security interest granted herein with respect to the security deposit and shall refund the then current balance of such security deposit to Lessee. Lessor is not required to segregate the Security Deposit funds and may commingle the security deposit funds with Lessor's other accounts. Remedies with respect to the security deposit shall be exercised only upon the declaration of an Event of Default and in accordance with Section 19 of the Lease.

Overdue Rate: 1.25% per month.

Equipment Acquisition: Lessee represents that it has specified and ordered the Equipment described herein from the Manufacturers pursuant to purchase orders between the Lessee and the Manufacturers and Lessee will execute and deliver to the Manufacturers an Assignment of such agreements in a form, which will permit the Lessor, or Lessor's Assignee, to Purchase directly from the Manufacturers the Equipment described hereon. Lessee further warrants that all Equipment is new and subject to accelerated depreciation under the Federal tax laws and will be acquired in a manner consistent with the ability of Lessor or its Assignee to take such accelerated depreciation.


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

Purchase Option: (a) Provided Lessee is not in default or breach of the Lease or any other material present or future obligation to Lessor, its successors or assigns, Lessee shall have the right at the expiration of the Term, upon 60 days prior written irrevocable notice, to purchase all, but not less than all, of Lessor's right, title and interest, in and to the Equipment, for the Equipment's Fair Market Value.

(b) If Lessee exercises the option specified in Paragraph (a) hereof, then on the date Lessee exercises the option, Lessee shall pay to Lessor any accrued but unpaid Rent then due and any other sums due and unpaid on the date Lessee exercises the option, together with the Equipment's Fair Market Value, plus all applicable sales taxes, in cash.

For purposes of this Equipment Schedule "Fair Market Value" shall mean the price which a willing buyer (who is neither a lessee in possession nor a used equipment dealer) would pay for the Equipment in an arm's-length transaction to a willing seller under no compulsion to sell; provided, however, that in such determination: (i) the Equipment shall be assumed to be in the condition in which it is required to be maintained and returned under the Lease; (ii) in the case of any installed Equipment, that Equipment shall be valued on an installed basis; and (iii) costs of removal from the current location shall not be a deduction from such valuation.

Renewal Option: Provided that Lessee has given 60 or more days' prior written notice to the Lessor or Assignee, and no Event of Default has occurred or is continuing hereunder, Lessee may renew all, but not less than all, of the Equipment subject to this Equipment Schedule at a Fair Market Value renewal rate for such term. Failure to give such notice means that the Lessee shall continue to pay the Basic Rent until sixty days after such time as notice is given.

Buyout Option: Provided Lessee is not in default or breach of the Lease or any other present or future obligation to Lessor, its successors or assigns, Lessee shall have the right on the 49th Basic Rent Date to purchase all, but not less than all, of the Equipment subject to this Lease for 34.55% of Lessor's Cost plus all applicable taxes (and no Basic Rent shall be due or payable on such Basic Rent Date with respect to the calendar month commencing on such date). This Lease shall immediately terminate upon the exercise of the Buyout Option and the payment of all amounts due in connection therewith.

Return Conditions: In addition to the provisions provided for in Section 17 (Return Provisions) of the Lease, and provided that Lessee has elected not to exercise its option to purchase or renew the Equipment. Lessee shall, at its expense:

If Lessee elects to return the Equipment, Lessee shall give Lessor written notice of Lessee's intention to return all, but not less than all, the Equipment at least sixty (60) days prior to the Expiration Date of the applicable Equipment Schedule, and the term of such Equipment Schedule shall automatically be extended one month for each thirty-day period or portion thereof Lessee fails to give such notice.

Not more than one hundred twenty (120) days prior to and up to the expiration of the Term of this Lease, Lessee shall, upon reasonable notice by Lessor, make the Equipment available for operational inspections by potential purchasers.


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

Not less than sixty (60) days prior to the expiration of the term of this Lease, if Lessee has given Lessor notice of Lessee's intention to return the Equipment, Lessee shall provide to Lessor a detailed inventory of all components of the Equipment (the inventory should include but not be limited to the following: (i) a listing of model and serial numbers for all hardware and peripherals comprising the Equipment; (ii) where applicable, a listing of all software features listed individually; and (iii) a listing of all upgrades on both hardware and software that Lessee is aware of that have been offered since delivery to Lessee by the various manufacturers as they pertain to their Equipment and a listing of all upgrades on both hardware and software that have been installed in the Equipment since delivery to Lessee during the Term. All equipment and related software must be returned with the then current engineering level and/or software version. Lessee shall cause the software to qualify for all applicable licenses necessary for its operation for its intended purpose and ensure the transferability of all licenses to any prospective purchaser of the equipment from Lessor.

Within sixty (60) days prior to the expiration of the Term of this Lease, if Lessee has given Lessor notice of Lessee's intention to return the Equipment, Lessee shall, at its expense, provide or cause the manufacturer(s) to provide to Lessor (i) one set of service manuals and parts lists for the Equipment, (ii) one set of cable plans indicating the allocation of cabling and wiring delivered with or becoming part of the Equipment, if any, (iii) one set of operating manuals detailing the Equipment configuration, operating requirements, and other technical data concerning the set-up and operation of the Equipment, if any,
(iv) one complete set of "as installed" drawings (including any applicable blueprints) for the Equipment; and (v) one set of warranty manuals and related maintenance records for the Equipment (these documents should include replacements and/or additions thereto such that all documentation is completely up to date).

Not more than thirty (30) days prior to the de-installation, crating and return of the Equipment, Lessee, at Lessee's expense, shall cause the manufacturer(s), or other persons expressly authorized by the manufacturer(s) or Lessor (such authorization not to be unreasonably withheld by Lessor), to inspect, examine and test all equipment, material and workmanship of the Equipment. If during any inspection, examination and test, any of the equipment, material or workmanship is found to be defective, then Lessee shall cause the manufacturer(s), or other persons expressly authorized by the manufacturer(s) or Lessor (such authorization not to be unreasonably withheld by Lessor), to replace or properly repair (using generally accepted procedures) such defects. Repairs shall include the replacing of any cracked or broken faceplates, wires, cable, etc.

Lessee shall have the manufacturer(s), or their authorized representative, de-install, crate and load all Equipment (including all wire, cable and mounting hardware) onto a carrier approved by the manufacturer(s) in accordance with the manufacturer's specifications should manufacturer provide such service; otherwise such de-installation shall be managed by an expert in such work appointed by Lessor, or it's Assignee and reasonably acceptable to Lessee, and paid for by Lessee. As part of the de-installation process, and to be included with each piece of equipment, Lessee shall have each item of Equipment returned with a field service report stating that the Equipment has been properly inspected, examined and tested and is operating within the manufacturer's specifications and that all up-grades that have been offered by the manufacturer(s) for both the hardware and software that are necessary for operation of the


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

Equipment for its intended purpose have been incorporated into the Equipment and these shall remain and become part of the Equipment. The field service report shall be deemed to satisfy Lessor, or it's Assignee, that, at the time of the Equipment's shipment back to Lessor, or it's Assignee, the Equipment has met the return requirements outlined herein.

Lessee shall provide for the proper transportation of the Equipment in a manner consistent with the Manufacturer's recommendations and practices to as many locations as necessary within the continental United States, as Lessor shall reasonably direct.

Lessee shall obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment and Lessor shall be named as the loss payee on all such policies of insurance.

Provided Lessee has complied with the requirements above and 95% (based on Original Equipment Cost) or more of the equipment has been returned to the location(s) directed by Lessor, Lessee's rent payment obligation and all other obligations under this Agreement with respect to the noncompliant Equipment (payment obligation based on Lease Rate Factor applied to Original Equipment Cost of noncompliant equipment and not with respect to any other Equipment under this Equipment Schedule or otherwise) shall continue from month to month notwithstanding any expiration or termination of the Term until, at the sole discretion of Lessee, (i) Lessee has cured such noncompliance with respect to the applicable Equipment, or (ii) Lessee has paid Lessor an amount equal to the stipulated loss value of such Equipment due to such noncompliance. Until such time that Lessee delivers 95% or more of the equipment to the location(s) as directed by Lessor, this Agreement shall continue on a month to month basis at the Monthly Lease Rate factor multiplied by the full Lessor's Cost as provided herein.

Subject to Lessee's reasonable security and production procedures, Lessor, at his sole discretion, from time to time, shall be able to inspect (or have the equipment inspected by an authorized manufacturer's representative) the equipment at the Lessor's sole expense. If any discrepancies are found as they pertain to the general and operating condition of the equipment, the Lessor will communicate these discrepancies to the Lessee in writing. The Lessee shall then have thirty (30) days to rectify these discrepancies at his sole expense. The Lessee shall pay all actual out-of-pocket expenses for the re-inspection by the Lessor appointed expert of the Equipment with respect to which such discrepancies were found and documented, if corrective measures are required.

Subject to Lessee's reasonable security and production procedures, Lessor shall have the right to attempt the resale of the Equipment from the Lessee's location with the Lessee's full cooperation and assistance for a period of one hundred twenty (120) days prior to Lease maturity; provided that any out-of-pocket expenses in connection therewith shall be for the account of Lessor.

Lease Rate Index: The Lease Factor for any Equipment Schedule is subject, on or before the First Basic Rent Date, on and as of the Commencement Date with respect to such Equipment Schedule, to adjustment based upon an increase or decrease in the yield for the three year Treasury Note (November 2006 Three Year Treasury with a coupon rate of 3.5%), as published in the Wall Street Journal from time to time, from a base yield of 2.48%on December 9, 2003.


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

For each basis point increase or decrease in the base yield, the Lease Factor will be increased or decreased by .0004%. The Lease Factors as adjusted shall be shown on the Acceptance Certificate and shall be binding upon Lessor and Lessee with respect to such Equipment Schedule for the Term.

By execution hereof the undersigned confirm that this Equipment Schedule, marked "Original", together with a reprographic copy of the Master Lease Agreement incorporated herein by reference, will constitute an original, separable, and enforceable agreement of lease, independent of any other Equipment Schedules.

The Walden Asset Group, LLC            Playboy Entertainment Group, Inc.
(Lessor)                               (Lessee)

By: /s/ David L. Burmon                By: /s/ Robert D. Campbell
   -------------------------------        --------------------------------------

Name:  David L. Burmon                 Name:  Robert D. Campbell
     -----------------------------          ------------------------------------

Title: Chief Operating Officer         Title: Treasurer and Asst. Secretary
      ----------------------------           -----------------------------------

Date:  December 22, 2003               Date: 12/22/03
     -----------------------------          ------------------------------------


                                       Playboy Enterprises, Inc.
                                       (Guarantor)

                                       By: /s/ Robert D. Campbell
                                          --------------------------------------

                                       Name: Robert D. Campbell
                                            ------------------------------------

                                       Title: SVP, Treasurer and Asst. Secretary
                                             -----------------------------------

                                       Date: 12/22/03
                                            ------------------------------------


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

                                    EXHIBIT A

Month       Casualty Value                   Month        Casualty Value
      % of Lessor's Cost                           % of Lessor's Cost

1                 108.145                    31                   66.976
2                 106.960                    32                   65.472
3                 105.737                    33                   63.961
4                 104.474                    34                   62.443
5                 103.202                    35                   60.915
6                 101.919                    36                   59.379
7                 100.627                    37                   57.837
8                  99.326                    38                   56.284
9                  98.016                    39                   54.720
10                 96.695                    40                   53.150
11                 95.366                    41                   51.571
12                 94.026                    42                   49.986
13                 92.676                    43                   48.393
14                 91.318                    44                   46.789
15                 89.951                    45                   45.177
16                 88.576                    46                   43.557
17                 87.194                    47                   41.927
18                 85.804                    48                   40.288
19                 84.406                    49                   38.642
20                 82.999                    50                   36.984
21                 81.584                    51                   35.315
22                 80.161                    52                   33.640
23                 78.729                    53                   31.958
24                 77.288                    54                   30.270
25                 75.839                    55                   28.575
26                 74.381                    56                   26.869
27                 72.913                    57                   25.156
28                 71.439                    58                   23.439
29                 69.958                    59                   21.713
30                 68.471                    60                   20.001


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